As filed with the Securities and Exchange Commission on February 1, 2019

Registration No. 333-229381

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPDR® Gold MiniSharesSM Trust

a series of

WORLD GOLD TRUST

SPONSORED BY WGC USA ASSET MANAGEMENT COMPANY, LLC

(Exact name of Registrant as specified in its charter)

Delaware	6221	61-6588857
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o WGC USA Asset Management

Company, LLC

685 Third Avenue, 27th Floor

New York, New York 10017

(212) 317-3800

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

WGC USA Asset Management Company, LLC

685 Third Avenue, 27th Floor

New York, New York 10017

(212) 317-3800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher D. Menconi, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, NW Washington, DC 20004 (202) 739-3000	David A. Sirignano, Esq. Morgan, Lewis & Bockius LLP 1111 Pennsylvania Avenue, NW Washington, DC 20004 (202) 739-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-229381) is being filed solely to include the legend from Rule 473(a) of the Securities Act (the “Delaying Amendment”) to provide the Staff of the SEC the opportunity to review this filing in light of the SEC resuming operations. The Delaying Amendment was omitted from the Registration Statement as filed on January 25, 2019 pursuant to Staff guidance posted on the SEC’s website relating to the shutdown of the federal government. Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

GLDM shall not bear any expenses in connection with the issuance and distribution of the securities being registered. These expenses shall be paid by the Sponsor. Except for the registration fee payable to the Securities and Exchange Commission and the NYSE Arca Listing Fee, all such expenses are estimated:

Securities and Exchange Commission Registration Fee	$233,067.60
NYSE Arca Listing Fee	$7,500
Printing and engraving expenses	$150,000
Legal fees and expenses	$250,000
Insurance	$0
Accounting fees and expenses	$25,000
Miscellaneous	$25,000
Total	$690,567.60

Item 14.	Indemnification of Directors and Officers.

Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company may indemnify and hold harmless any member, manager or other person against any and all claims and demands whatsoever, subject to any standards and restrictions set forth in the limited liability company agreement of the limited liability company.

Section 4.05 of the Declaration of Trust provides that the Sponsor and its directors, shareholders, members, officers, employees, affiliates and subsidiaries shall be indemnified from GLDM and held harmless against any loss, liability or expense incurred by an indemnified party without (1) gross negligence, bad faith, willful misconduct or willful malfeasance on the part of the indemnified party arising out of or in connection with the performance of its obligations under the Declaration of Trust or any actions taken in accordance with the provisions of the Declaration of Trust or (2) the indemnified party’s reckless disregard of its obligations and duties under the Declaration of Trust. The indemnity shall include payment from GLDM of the indemnified party’s costs and expenses of defending itself against any such indemnified claim or liability.

In addition, WGC AM has entered into separate indemnification agreements with certain officers of the Sponsor which require WGC AM, among other things, to indemnify the officers against certain liabilities which may arise by reason of their status as officers of the Sponsor. The Sponsor or WGC AM also intends to maintain director and officer liability insurance for the Sponsor, if available on reasonable terms.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

See Exhibit Index below, which is incorporated by reference herein.

(b) Financial Statement Schedules

Not applicable.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Exhibit Index

Exhibit Number	Description
1.1*	Seed Capital Investor Agreement, dated June 25, 2018, incorporated by reference from Exhibit 1.1 to Form 10-Q filed on August 7, 2018

3.1*	Certificate of Trust, incorporated by reference from Exhibit 3.1 to the Form S-1 filed on August 28, 2015

3.2*	Certificate of Amendment to Certificate of Trust, incorporated by reference from Exhibit 3.2 to the Form S-1/A filed on August 30, 2016

3.3*	Second Certificate of Amendment to Certificate of Trust, incorporated by reference from Exhibit 3.3 to the Form S-1/A filed on May 4, 2018

4.1*	Third Amended and Restated Agreement and Declaration of Trust, dated January 6, 2017, incorporated by reference from Exhibit 4.1 to the Form S-1/A filed on January 9, 2017

4.2*	Fourth Amended and Restated Agreement and Declaration of Trust, dated April 16, 2018, incorporated by reference from Exhibit 4.2 to the Form S-1/A filed on May 4, 2018

4.3*	Form of Authorized Participant Agreement, incorporated by reference from Exhibit 4.3 to the Form S-1/A filed on filed on May 4, 2018

5.1*	Opinion of Morgan, Lewis & Bockius LLP as to legality

8.1*	Opinion of Morgan, Lewis & Bockius LLP as to tax matters

10.1*	Custody Agreement — Allocated Gold Account Agreement, dated June 14, 2018, incorporated by reference from Exhibit 10.1 to the Form 10-Q filed on August 7, 2018

10.2*	Custody Agreement — Unallocated Gold Account Agreement, dated June 14, 2018, incorporated by reference from Exhibit 10.2 to the Form 10-Q filed on August 7, 2018

10.3*	Fund Administration and Accounting Agreement, dated January 5, 2017, incorporated by reference from Exhibit 10.4 to the Form S-1/A filed on January 9, 2017

10.4*	Amendment dated June 6, 2018 to Fund Administration and Accounting Agreement, dated January 5, 2017, incorporated by reference from Exhibit 10.4 to the Form S-1/A filed on June 13, 2018

10.5*	Transfer Agency and Service Agreement, dated January 5, 2017, incorporated by reference from Exhibit 10.5 to the Form S-1/A filed on January 9, 2017

10.6*	Amendment dated June 6, 2018 to Transfer Agency and Service Agreement, dated January 5, 2017, incorporated by reference from Exhibit 10.6 to the Form S-1/A filed on June 13, 2018

10.7*	Amended and Restated Sponsor Agreement, dated October 14, 2016, incorporated by reference from Exhibit 10.7 to the Form S-1/A filed on January 9, 2017

10.8*	Amendment dated November 28, 2017 to Amended and Restated Sponsor Agreement, dated October 14, 2016, incorporated by reference from Exhibit 10.11 to Form 10-K filed on November 29, 2017

10.9*	Second Amendment dated June 12, 2018 to Amended and Restated Sponsor Agreement, dated October 14, 2016, incorporated by reference from Exhibit 10.9 to the Form S-1/A filed on June 13, 2018

10.10*	Custody Agreement (U.S. Dollar Only), dated January 5, 2017, incorporated by reference from Exhibit 10.8 to the Form S-1/A filed on January 9, 2017

10.11*	Amendment dated June 6, 2018 to Custody Agreement (U.S. Dollar Only), dated January 5, 2017, incorporated by reference from Exhibit 10.11 to the Form S-1/A filed on June 13, 2018

10.12*	Master Marketing Agent Agreement, dated July 17, 2015, incorporated by reference from Exhibit 10.10 to the Form S-1/A filed on August 30, 2016

Exhibit Number	Description

10.13*	First Amendment dated May 4, 2018 to Master Marketing Agent Agreement, dated July 17, 2015, incorporated by reference from Exhibit 10.13 to the Form S-1/A filed on June 13, 2018

10.14*	Amendment dated November 28, 2017 to Amended and Restated Sponsor Agreement dated October 14, 2016, incorporated by reference from Exhibit 10.11 to the Form 10-K for the fiscal year ended September 30, 2017 filed on November 29, 2017

23.1*	Consent of KPMG LLP

23.2*	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 5.1)

23.3*	Consent of Morgan, Lewis & Bockius LLP (included in the opinion filed as Exhibit 8.1)

24.1*	Power of Attorney of certain officers and directors of WGC USA Asset Management Company, LLC signing the registration statement

*	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, New York, on February 1, 2019.

World Gold Trust

By:	WGC USA Asset Management Company, LLC, its Sponsor

	By:	/s/ Joseph R. Cavatoni
Joseph R. Cavatoni Principal Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on February 1, 2019 by the following persons on behalf of the World Gold Trust in the capacities * indicated.

Signature	Capacity

/s/ Joseph R. Cavatoni Joseph R. Cavatoni	Principal Executive Officer*

/s/ Laura S. Melman Laura S. Melman	Principal Financial and Accounting Officer and Treasurer*

** Aram Shishmanian	Director*

** William J. Shea	Director*

** Rocco Maggiotto	Director*

** Neal Wolkoff	Director*

*	The Registrant is a trust and the persons are signing in their capacities as officers or directors of WGC USA Asset Management Company, LLC, the sponsor of the Registrant.

**By:	/s/ Laura S. Melman
Laura S. Melman
Attorney-in-fact